Exhibit 3.39.1
ARTICLES OF AMENDMENT AND RESTATEMENT OF
ARTICLES OF INCORPORATION
HIOS SHIPPING CORPORATION
The undersigned, the President and the Secretary of Hios Shipping Corporation, a corporation incorporated under the laws of the Republic of The Marshall Islands (the “Corporation”), for the purpose of amending and restating the Articles of Incorporation of the Corporation pursuant to Sections 88 and 93 of the Business Corporations Act of the Republic of the Marshall Islands, 1990, as amended, hereby certify as follows:
1.	The name of the Corporation is HIOS SHIPPING CORPORATION
2.	The Articles of Domestication of the Corporation were filed with the Registrar of Corporations of The Republic of The Marshall Islands on October 31, 2003.
3.	The purpose of the amendments effected hereby is to replace the Memorandum of Association of the Corporation, which was originally formulated and implemented under and in accordance with the laws of the Cayman Islands as the original domicile of the Corporation, with the following Articles of Incorporation.
4.	These Articles of Incorporation have been authorized by actions of the Board of Directors and Shareholders of the Corporation.
5.	The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety as follows:
A.	The name of the Corporation is HIOS SHIPPING CORPORATION.

B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands, MH96960. The name of the Corporation’s registered agent at such address is the Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is 50,000 (Fifty Thousand) shares of common stock in registered form with a par value of One US Dollar (US$1.00) per share. Shares shall not be issued in bearer share form.

E.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the Bylaws of the Corporation.

F.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.
IN WITNESS WHEREOF, we have executed this instrument on the 14th day of September, 2004.

HIOS SHIPPING CORPORATION
By	/s/ Robert G. Shaw
Robert G. Shaw
President

HIOS SHIPPING CORPORATION
By	/s/ Bruce C. Hoag
Bruce C. Hoag
Secretary